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                                                                    Exhibit 10.1

                                   EXHIBIT D-6

                          FULL RECOURSE PROMISSORY NOTE

$1,000,000.00                                               Saratoga, California
                                                            May 1, 2002


        FOR VALUE RECEIVED, the undersigned, Wei-Shin Tsay, promises to pay to the order of Alliance Fiber Optic Products, Inc., a Delaware Corporation (the "Company"), the principal sum of one million dollars ($1,000,000.00) with interest from the date hereof at a rate of zero percent (0.0%) per annum, payable on August 25, 2004.

        This Note is secured by a pledge of shares of Common Stock of the Company, and is subject to all of the terms and provisions of a Restricted Stock Purchase Agreement between the undersigned and the Company (the "Agreement"). Notwithstanding such pledge, the undersigned understands that this is a full recourse promissory note.

        The undersigned further agrees that, in the event that his employment by or association with the Company is terminated for any reason prior to payment in full of this Note, this Note shall be accelerated and all remaining unpaid principal shall become due and payable within 30 days after such termination.

        If an action is instituted for collection of this Note, the undersigned agrees to pay court costs and reasonable attorneys' fees incurred by the holder hereof.

        This Note may be prepaid at any time without penalty.

        This Note and the obligations hereunder shall be governed by and construed and enforced in accordance with the laws of the State of California.

        This Note, effective May 1, 2002, replaces the note between the Company and Wei-Shin Tsay signed August 25, 2000. In conjunction with the execution of this Note, Wei-Shin Tsay agrees to pay the Company one hundred twelve thousand and thirty five dollars and seven cents ($112,035.07) by July 31, 2002, satisfying the accrued interest due through April 30, 2002 on the original note dated August 25, 2000.

                                                       /s/ Wei-Shin Tsay
                                                 -------------------------------
                                                          Wei-Shin Tsay